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                                                                 Exhibit 10.4(c)

              RESOLUTIONS APPROVING AMENDMENTS TO AIR PRODUCTS AND
              CHEMICALS, INC. PENSION PLAN FOR SALARIED EMPLOYEES
            ("QUALIFIED PLAN") AND THE SUPPLEMENTARY PENSION PLAN OF
                AIR PRODUCTS AND CHEMICALS ("NONQUALIFIED PLAN")
                           (COLLECTIVELY "THE PLANS")


         WHEREAS, the Plans provide a disability benefit to participants who become permanently and totally disabled while in the employ of the Company or its subsidiaries participating in the Plans (hereinafter, collectively, "the Company"); and

         WHEREAS, it has been recommended to the Committee by the Employee Benefit Plans Committee that the Plans be amended to discontinue the disability benefit;

         NOW, THEREFORE, BE IT RESOLVED, that, effective for participants who are actively performing services on or after January 1, 1996, not including participants who are receiving short term salary continuation benefits under the Company's Salary Continuation Plan, Section 3.3 of the Qualified Plan shall be amended to as follows:

              DISABILITY RETIREMENT BENEFITS. A Participant who Separated from Service before January 1, 1996 or who was receiving salary continuation benefits under the Company's Salary Continuation Plan on January 1, 1996, provided that such salary continuation benefits relate to a disability suffered by the Participant which prevents the Participant from returning to active employment with the Employer or an Affiliated Employer at anytime after January 1, 1996, shall be entitled to receive a monthly retirement benefit commencing at his Disability Retirement Date in the
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              amount of his Accrued Benefit unreduced for early payment.
              Disability Retirement Benefits which commenced after August 12, 1988 shall cease upon the earlier of the Participant's Normal Retirement Date, his election of the commencement of a benefit under Section 3.2 or Section 3.4, or cessation of his Disability. Disability Retirement benefits which commenced prior to August 22, 1988 are payable in accordance with the terms of the Plan at the time of commencement.

         RESOLVED FURTHER, that the proper officers of the company be, and they each hereby are, authorized and empowered, in the name and on behalf of the Company, to make, execute and deliver such instruments, documents and certificates and to do and perform such other acts and things as may be necessary or appropriate to accomplish the amendments of the Plans as aforesaid, and to carry out the intent and accomplish the purpose of these resolutions, including, without limitation, making such amendments and other revisions in the respective Plans and the text thereof as may be required, in their discretion and upon advice of counsel to the Company, to effect the foregoing amendments and for compliance with applicable law or as required by the Internal Revenue Service for the continuing qualification of the Qualified Plan and the trust fund established therefor.


                           APCI MANAGEMENT DEVELOPMENT
                           AND COMPENSATION COMMITTEE
                                 2 November 1995